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                                                                     Exhibit 4.8


                            STOCK PURCHASE AGREEMENT

         AGREEMENT made as of the 11th day of August, 1988, by and between TELEBASE SYSTEMS, INC., a Pennsylvania business corporation located at 763 West Lancaster Avenue, Bryn Mawr, Pennsylvania 19010 (the "Company"), and OTC INTERNATIONAL LIMITED, an Australian corporation located at 231 Elizabeth Street, Sydney N.S.W., Australia (the "Purchaser").

                                   BACKGROUND

                  The Purchaser desires to purchase equity securities of the Company and the Company desires to issue and sell such securities to the Purchaser, on the terms and conditions set forth herein.

                  NOW THEREFORE, in consideration of the mutual covenants and premises contained herein, intending to be legacy bound, the parties hereby agree as follows:

                  SECTION 1. Authorization of the Stock. Subject to the terms and conditions hereof, the Company has authorized the issuance at the Closing (as hereinafter defined) of 2,142,857 shares of Series C Preferred Stock (the "Stock") having the powers, preferences and other rights as set forth in Exhibit A attached hereto. In addition, the Company has authorized the issuance of 714,286 shares of Series C Preferred Stock to ITC (as defined in Section 6.04(a) hereof) for the purposes of carrying out the provisions of Section 6.04 hereof.

                  SECTION 2. Agreement to Sell and Purchase the Stock. At the Closing, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, upon the terms and conditions hereinafter set forth, the Stock. The purchase price for the Stock shall be $1.40 per share, for an aggregate purchase price of $3,000,000.00.

                  SECTION 3. Closing; Delivery of Stock.

                  SECTION 3.01. Closing. The closing (the "Closing") hereunder with respect to the purchase and sale of the Stock shall take place on August 15, 1988 (the "Closing Date"), or such other date as the parties shall mutually agree, and at such time and place as the parties shall mutually agree.

                  SECTION 3.02. Conditions Precedent to Purchaser's Obligations. The obligations of the Purchaser to close hereunder on the Closing Date are subject to the fulfillment at or prior to the Closing of the following conditions precedent:


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                  (a) Documents to be Delivered to the Purchaser. The Company
shall have delivered to the Purchaser, on or prior to the Closing Date, the following:

                     (i) A certificate representing the Stock, duly executed by the proper officers of the Company;

                     (ii) A certified (as of the Closing Date) copy of resolutions of the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement;

                    (iii) A certified (as of the Closing Date) copy of the Company's by- laws;

                     (iv) A copy, certified as of the most recent date practicable, by the Secretary of State of Pennsylvania, of the Company's Articles of Incorporation, together with a certificate (dated as of the Closing
Date) of the Company's corporate Secretary to the effect that such Articles of Incorporation have not been amended since the date of the aforesaid certification;

                     (v) A certificate, as of the most recent date practicable, of the aforesaid Secretary of State, as to the good standing of the Company;

                    (vi) A written opinion of Messrs. Dilworth, Paxson, Kalish & Kauffman, the Company's counsel, dated the Closing Date and addressed to the Purchaser, in substantially the form set forth in Exhibit B hereto;

                   (vii) A copy of definitive agreements executed and delivered by Western Union Corporation and the Company, addressing such matters as are set forth in a letter of intent dated June 6, 1988 from Western Union Corporation to the Purchaser;

                  (viii) The Stockholders' Agreement (as hereinafter defined) duly executed by the parties thereto; and

                   (ix) A Memorandum of Understanding by and between the Company and the Purchaser, substantially in the form attached hereto as Exhibit C.

                  (b) Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the Closing Date.

                  SECTION 3.03. Conditions Precedent to Company's Obligations. The obligations of the Company to close hereunder on the Closing Date are subject to the fulfillment at or prior to the Closing of the following conditions precedent:

                  (a) Purchase Price. The Purchaser shall have delivered to the Company by wire transfer in immediately available funds the amount of $3,000,000.00.


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                  (b) Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct as of the Closing Date.

                  (c) Closing Certificate. The Purchaser shall have delivered to the Company a certificate of an authorized officer of the Purchaser in the form attached hereto as Exhibit D.

                  (d) Stockholders' Agreement. The Purchaser shall have delivered to the Company a Joinder Agreement with respect to Company's Stockholders' Agreement, in the form attached hereto as Exhibit E.

                  SECTION 4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

                  SECTION 4.01. Organization; Good Standing, Qualification and Power. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted under the Company's Business Plan (as described in Section 4.22 hereof), and to carry out the transactions contemplated hereby, and (iii) is duly qualified as a foreign corporation and in good standing to do business in all such other jurisdictions, if any, in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except for those jurisdictions in which failure to so qualify would not have a material adverse effect on the business or assets of the Company.

                  SECTION 4.02. Subsidiaries. The Company does not own or control, directly or indirectly, any other corporation, partnership, association or business entity.

                  SECTION 4.03. Capitalization. The authorized capital stock of the Company immediately upon consummation at the Closing of the transactions contemplated hereby shall consist of 20,000,000 shares of Common Stock, no par value (the "Common Stock"), and 5,000,000 shares of Preferred Stock, no par value (the "Preferred Stock") of which:

                  (a) 4,802,140 shares of Common Stock shall have been validly issued and be outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and

                  (b) 2,078,000 shares of Common Stock shall have been reserved for issuance upon exercise of outstanding options and warrants, and 137,000 additional shares shall be available for issuance pursuant to options available for grant under the Company's incentive stock option plan, and


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                  (c) 500,000 shares of Preferred Stock shall have been
designated "Series A Preferred Stock", of which (i) 488,838 shares shall have been validly issued, and (ii) 500,000 shares of Common Stock shall have been duly reserved initially for issuance upon conversion of the Series A Preferred Stock into Common Stock, and

                  (d) 625,000 shares of Preferred Stock shall have been designated "Series B Preferred Stock", of which (i) 625,000 shares shall have been validly issued, and (ii) 625,000 shares of Common Stock shall have been duly reserved initially for issuance upon conversion of the Series B Preferred Stock into Common Stock, and

                  (e) 2,857,143 shares of Preferred Stock shall have been designated "Series C Preferred Stock", of which (i) 2,142,857 shall have been validly issued to the Purchaser, and (ii) 2,857,143 shares of Common Stock shall have been duly reserved initially for issuance upon conversion of the Series C Preferred Stock into Common Stock (the "Reserved Shares").

         Schedule 4.03 attached hereto contains a list (the "Stockholders List") of (a) all holders of Common Stock who hold not less than one hundred thousand (100,000) shares of such Common Stock, including the number of shares of each class of Common Stock held by each such holder, and (b) all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Company is or may become obligated to issue any shares of its capital stock or other securities of the Company, and names of all persons entitled to receive such shares or other securities and the shares of capital stock or other securities required to be issued thereunder. There are, and immediately upon consummation of the transactions contemplated hereby there will be, no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law, the Articles of Incorporation or By-Laws or any agreement to which the Company is a party, or otherwise, except as contemplated by this Agreement and the Company's Amended and Restated Stockholder's Agreement dated as of July 30, 1988, ("Stockholders' Agreement") and as set forth on the Stockholders List.

                  SECTION 4.04. Authorization. The Company has all requisite power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Company and this Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally.

                  SECTION 4.05. Violations of Instruments. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (a) violate any provision of law or statute or any order of any court or any order, rule or regulation of any other agency of


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government or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties, assets or outstanding capital stock of the Company, under the Articles of Incorporation or By-laws of the Company, in each case as amended and/or restated through the date hereof, or any note, indenture, mortgage, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties or assets are or may be bound or affected. Each permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) required for the valid authorization, execution, delivery and performance by the Company of this Agreement, or for the valid authorization, issuance, sale and delivery of the Stock has been obtained or made or will have been obtained or made as of the date required.

                  SECTION 4.06. Financial Information. (a) The Company has previously delivered to the Purchaser the following financial information:

                    (i) the balance sheet of the Company as of December 31, 1987, and the related statement of operations, shareholders' equity and changes in financial position for the year then ended (in each case including the notes thereto) audited by Kreischer, Miller & Co., the independent certified public accountants of the Company; and

                    (ii) the unaudited balance sheet of the Company as of March 31, 1988 (the "Interim Balance Sheet") and the related unaudited statements of operations, shareholders' equity and changes in financial position for the three-month period then ended, prepared by the Company (collectively, the "Interim Financial Statements").

                  (b) The financial statements referred to in the foregoing clause (a) of this Section 4.06 (i) are in accordance with the books and records of the Company, (ii) fairly present the financial condition of the Company as of the respective dates indicated and the results of operations, shareholders' equity and changes in financial position of the Company for the respective periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, subject, however, in the case of financial statements described in Section 4.06(a)(ii), to year-end audit adjustments.

                  SECTION 4.07. Absence of Undisclosed Liabilities. Except as disclosed in the Interim Financial Statements, at March 31, 1988, (a) the Company had no liability of any nature (matured or unmatured, fixed or contingent) which was not provided for or reflected on the Interim Balance Sheet, and (b) an liability reserves established by the Company and set forth on the Interim Balance Sheet were adequate for the purposes indicated therein, and
(c) there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which were not adequately provided for on the Interim Balance Sheet.


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                  SECTION 4.08. Absence of Changes. Except as set forth on
Schedule 4.08 attached hereto, since March 31, 1988, there has not been (a) any material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of the Company, (b) any material liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Company, other than current liabilities or obligations incurred in the ordinary course of business, (c) any asset or property of the Company made subject to a material lien of any kind, (d) any waiver of any valuable right of the Company, or the cancellation of any debt or claim held by the Company, (e) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Company, or any agreement or commitment therefor, (f) any issuance of any stock, bonds or other securities of the Company or options, warrants or rights or agreements or commitments to purchase or issue such securities or grant such options, warrants or rights other than pursuant to or in connection with the transactions contemplated by this Agreement, (g) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Company, except in the ordinary course of business, (h) any loan by the Company to any officer, director, employee or shareholder of the Company, or any agreement or commitment therefor, (i) any damage, destruction or loss (whether or not covered by insurance) which is or may materially adversely affect the assets, property or business of the Company, (j) any increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company, (k) any change in the accounting methods or practices followed by the Company or (l) any other event or condition of any character which has materially adversely affected the Company's business or prospects.

                  SECTION 4.09. Tax Matters. All Federal, state and local or foreign tax returns and tax reports required to be filed by the Company have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed (except, with respect to tax returns and tax reports which may have been required to be filed in respect of state or local sales, lease, occupation, property and excise tax, where the failure to do so would not have a material adverse effect, individually or in the aggregate, on the Company's business, and except as set forth on Schedule 4.09 attached hereto) and all of the foregoing are true, correct and complete. Except with respect to taxes required to have been paid or accrued by the Company in respect of state or local sales, lease, occupation, property and excise tax, where the failure to do so would not have a material adverse effect, individually or in the aggregate, on the Company's business, and except as set forth on Schedule 4.09 attached hereto, all Federal state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding and other taxes (including interest and penalties) required to have been paid or accrued by the Company have been fully paid or are adequately provided for on the Interim Balance Sheet, except for tax liabilities arising in the ordinary course of business since March 31, 1988. No issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any of the returns and reports referred to above, and no waivers of statutes of limitations have been given or requested with respect to the


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Company. All deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by appropriate state or departmental tax authorities of the Federal, state or local or foreign income tax, sales tax or franchise tax returns of or, with respect to the Company, have been fully paid or are adequately provided for on the Interim Balance Sheet and no proposed (but unassessed) additional taxes, interest or penalties have been asserted. Except with respect to state or local sales, lease, occupation, property and excise taxes which may have been required to be paid or provided for, where the failure to do so would not have a material adverse effect, individually or in the aggregate, on the Company's business, the provisions for taxes on the Interim Balance Sheet are sufficient for the payment of all accrued and unpaid Federal, state or local and foreign taxes as of such date. The exceptions noted in this Section 4.09 will not, individually or in the aggregate, have a material adverse impact on the Company's business or financial condition.

                  SECTION 4.10. Intellectual Property. (a) Except as listed on
Schedule 4.10 attached hereto, the Company owns, possesses, has the right to use or has the right to bring actions for the infringement of, all Intellectual Property Rights (as hereinafter defined) necessary or required for the conduct of its business as presently conducted.

                  (b) Except as listed on Schedule 4.10 attached hereto, no royalties, honorariums or fees are payable by the Company to other persons by reason of the ownership or use of the Intellectual Property Rights.

                  (c) To the best knowledge of the Company, no product manufactured, marketed or sold by the Company violates or will violate, any Intellectual Property Rights or assumed name of another; and there is no pending or, to the best knowledge of the Company, threatened claim or litigation against the Company contesting the validity or right to use of any of the foregoing, nor has the Company received any notice that any of the Intellectual Property Rights or the operation of the Company's business conflicts with the asserted rights of others.

                  (d) The Company has taken reasonable security measures to protect the secrecy of all of its Intellectual Property Rights.

As used herein, the term "Intellectual Property Rights" means all intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, copyrights, computer programs, inventions, know-how, licenses, trade secrets, proprietary processes and formulae.

                  SECTION 4.11. Litigation, Etc. There are no suits, actions, claims or proceedings pending against the Company challenging the validity or the propriety of the transactions contemplated by this Agreement. Purchaser is not subject to any judgment, order, decree or administrative ruling specifically directed against the Company which would interfere with the transactions contemplated by this Agreement. Except as listed


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on Schedule 4.11 attached hereto, there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, individually or in the aggregate, would have a material adverse effect on the Company's business, prospects, condition (financial or otherwise), affairs or operations or which could materially impair the Company's ability to perform its obligations hereunder, or (ii) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company which could have a material adverse effect on the business, prospects, condition (financial or otherwise), affairs or operations of the Company or which could materially impair the Company's ability to perform its obligations hereunder.

                  SECTION 4.12. Compliance; Governmental Authorizations. The Company has complied in all material respects with an Federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business. The Company has all material Federal, state, local and foreign governmental licenses and permits necessary in the conduct of its business, such licenses and permits are in full force and effect, no material violations are occurring or have occurred in respect of any thereof and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any thereof. None of the aforesaid licenses and permits shall be affected in any material respect by this Agreement.

                  SECTION 4.13. Related Transactions; Employment of Employees. Except as set forth on Schedule 4.13 hereto or as otherwise contemplated by this Agreement, there are no existing material arrangements or proposed material transactions between the Company and any officer, director, or holder of more than 5% of the capital stock of the Company, or any affiliate of any such person (other than as an employee or a consultant) providing for the furnishing of services by, or rental or purchase of real or personal property from, or otherwise requiring cash payments to, any such person. No person or entity has asserted, or to the best of the Company's knowledge may assert, any valid claim against the Company or any employee with respect to the continued employment by the Company of any employee under the terms of any employment contract, covenant not to compete, patent disclosure agreement or otherwise. No litigation is pending or threatened against any employee or the Company relating to any employee's relationship with any former employer or person for whom any such employee performed consulting or other services. To the Company's best knowledge, no officer or key employee of the Company presently intends to terminate his employment with the Company.

                  SECTION 4.14. Compliance With ERISA; Benefit Plans; Etc. The Company does not (a) maintain and has never maintained any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")


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or (b) contrite ute to and has never contributed to any such employee benefit plan maintained by any other person or entity.

                  SECTION 4.15. No Defaults. Except as set forth on Schedule
4.15 attached hereto, (a) the Company is not in default in any material respect, individually or in the aggregate, (i) under its Articles of Incorporation or its By-laws, in each case as amended to the date hereof, or any indenture, mortgage, lease agreement, contract, purchase order or other instrument or agreement to which the Company is a party or by which it or any of its property is bound or affected or (ii) with respect to any order, writ, injunction or decree of any court or any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and
(b) there exists no condition, event or act which constitutes, or which after notice, lapse of time or both could constitute, a default under any of the foregoing. To the Company's best knowledge, any liability arising out of any defaults listed on Schedule 4.15 will not, individually or in the aggregate, have a material adverse effect on the Company's business, condition (financial or otherwise) or prospects. Such defaults have not, as of the date hereof, had an adverse effect of any material nature on the commercial relationship between any such vendor and Telebase.

                  SECTION 4.16. Title to Property. Except as set forth on
Schedule 4.16 attached hereto, the Company has good and marketable title to all property and assets, real, personal or mixed, tangible or intangible, reflected as assets in the Interim Balance Sheet or acquired by the Company since March 31, 1988 (other than assets disposed of in the ordinary course of business since March 31, 1988), subject to no mortgages, liens, security interests, pledges, charges or other encumbrances of any kind, except as reflected in the Interim Financial Statements. Except as set forth on Schedule 4.16 attached hereto, the Company owns, or has a valid leasehold interest in, or valid license for, all assets necessary for the conduct of its business as presently conducted or as proposed to be conducted.

                  SECTION 4.17. Insurance. Listed on Schedule 4.17 attached hereto are all policies of insurance maintained by the Company. Such policies are in full force and effect and all premiums with respect to such policies are currently paid. Except as listed on Schedule 4.17 attached hereto, the Company has never been denied or had revoked or rescinded any policy of insurance.

                  SECTION 4.18. Investment Company Act. The Company is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940.

                  SECTION 4.19. Disclosure. Neither this Agreement, nor any exhibit, schedule, certificate, statement or other document required to be delivered by the Company hereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. There is no fact known to the Company which materially adversely affects


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or in the future may materially adversely affect the business, operations, affairs, prospects, condition, properties or assets of the Company which has not been set forth in this Agreement or in the other documents, certificates, instruments, or written statements furnished to the Purchaser by or on behalf of the Company pursuant hereto (and listed herein).

                  SECTION 4.20. Brokers. Neither the Company, nor any of the Company's officers, directors, employees or shareholders has employed any broker or finder in connection with the transactions contemplated by this Agreement.

                  SECTION 4.21. Books and Records. The books and records of the Company have been maintained in accordance with sound business practices and, as of the date hereof, present fairly the respective assets, liabilities, financial condition and results of operations of the Company.

                  SECTION 4.22. Business Plan. The Company has previously presented and delivered to the Purchaser the Company's Business Plan 1987 through 1989, as supplemented and modified by an Executive Summary (collectively, the "Business Plan"). Except as set forth on Schedule 4.22 attached hereto, and except as set forth in the Company's financial statements referred to in Section 4.06 (a) hereof, the description of the business, operations, properties and assets of the Company contained in the Business Plan, as well as all other factual statements contained therein, are true and correct. To the best knowledge of the Company, except as set forth on Schedule 4.22 attached hereto, the financial projections and other estimates contained in the Business Plan are based on reasonable assumptions of the Company at the time such projections and estimates were made. Except as set forth on Schedule 4.22 attached hereto, the Company has no reason to believe, and does not believe, that any assumptions of fact or statements of opinion contained in the Business Plan are unreasonable, untrue or false. However, no assurances can be given that the actual results of operations or financial projections will conform to such estimates contained in the Business Plan.

                  SECTION 4.23. Use of Proceeds. The proceeds of Purchaser's investment shall be used by the Company for working capital and capital expenditures for the purpose of sustaining or expanding the Company's market share of business.

                  SECTION 4.24. Definition of Best Knowledge. As used herein, the term "to the best knowledge" of the Company shall mean and include (i) actual knowledge and (ii) that knowledge from which a person of reasonable intelligence (including, in the case of the Company, the officers and directors of the Company) (A) would infer that the fact in question exists, or (B) would govern his conduct upon the assumption that such fact exists. In connection therewith, the knowledge (both actual and constructive) of any director or officer of the Company shall be imputed to be the knowledge of the Company.


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                  SECTION 5. Representations and Warranties of the Purchaser.
The Purchaser represents and warrants to the Company as follows:

                  SECTION 5.01. Authorization. Purchaser has all requisite power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Purchaser and this Agreement constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally.

                  SECTION 5.02. Legal Proceedings. There are no suits, actions, claims, or proceedings pending against Purchaser challenging the validity or propriety of the transactions contemplated by this Agreement. Purchaser is not subject to any judgment, order, decree or administrative ruling specifically directed against such Purchaser which would interfere with the transactions contemplated by this Agreement.

                  SECTION 5.03. Disclosure. No representation or warranty in this Agreement or in any other document required to be delivered by Purchaser to the Company hereunder or in conjunction herewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

                  SECTION 5.04. Securities Law Representations and Warranties.

                  (a) The Purchaser understands that the Stock has not been, and the Reserved Shares will not be, registered under the Securities Act or under any state securities acts by reason of their issuance by the Company to a foreign purchaser; and that they may not be sold or transferred to any United States citizen, corporation or other entity unless registered under the Securities Act and any applicable state securities acts or are exempt from such registration.

                  (b) All officers and directors of the Purchaser engaged in the negotiation of this Agreement were outside the United States for substantially all of the time that negotiations regarding this Agreement were conducted, and the execution of this Agreement by Purchaser occurred outside the United States. Payment of the purchase price will be initiated from outside the United States. The Purchaser will accept delivery of the certificates representing the Stock outside the United States. The resting place of the securities represented by the Stock will be outside the United States. The domicile of the Purchaser, and jurisdiction under which the Purchaser is incorporated, is outside the United States. The Purchaser is a wholly-owned subsidiary of Overseas Telecommunications Commission (Australia) (the "Parent"). The principal executive and financial offices of the Purchaser and the Parent are outside the United States. Substantially all of the Parent's business, assets, properties, operations, employees,


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officers and personnel are outside the United States. As of the date hereof, all of the Purchaser's business, assets, properties, operations, employees, offices and personnel are outside the United States.

                  (c) The Purchaser, for itself, and on behalf of ITC (as defined below), further represents, warrants and covenants to the Company that it will not transfer the Stock or any of the Reserved Shares except in compliance with Section 7 of this Agreement, the Company's Stockholders' Agreement and applicable securities laws.

                  (d) The Purchaser confirms that it (a) is familiar with the business of the Company, (b) has had the opportunity to ask questions of the Company's officers and directors and to acquire such information about the business and financial condition of the Company as requested and (c) has had the opportunity to obtain such other information as the Purchaser has deemed necessary, and the Purchaser has relied upon, among other things, its independent investigation in making a decision to enter into this Agreement.

                  (e) The Purchaser has made such independent investigations of the Company and of the business and financial condition of the Company, as the Purchaser in the exercise of its sound business judgment, considers to be appropriate under the circumstances.

                  (f) The Purchaser understands and acknowledges that the Company has not made and cannot make any representation or warranty as to the future operations or financial condition of the Company; that any estimates of future operating results or financial forecasts of any kind with respect to the Company which may be contained in any business plans or other document or information furnished to the Purchaser may not be realized; that such estimates or forecasts are based on assumptions which may or may not occur; and that no assurances can be given that the actual results of operations or financial condition of the Company will conform to such estimates or forecasts and that therefore no reliance can be placed thereon. Such estimates or forecasts, however, have been prepared in good faith and, to the best knowledge of the Company, were based on reasonable assumptions at the time prepared.

                  (g) The Purchaser consents to the imprinting of the legend set forth in Section 7.03 hereof on the Stock and Reserved Shares.

                  SECTION 5.05. Violations of Instruments. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby will not violate, conflict with or result in any breach of any of the terms, conditions or provisions of, the Articles of Incorporation or By-laws or other charter documents of the Purchaser, in each case as amended and/or restated through the date hereof.

                  SECTION 6. Covenants of the Company and Purchaser.

                  SECTION 6.01. Financial Statements. The Company will furnish to Purchaser:

                     (i) As soon as available and in any event within forty-five
         (45) days after the close of each monthly accounting period in each fiscal year (a) an income statement of the Company for such monthly period; and (b) a balance sheet of the Company as of the end of such monthly period, subject to year-end audit adjustments; and

                    (ii) As soon as available and in any event within 120 days after the close of each fiscal year, (a) a statement of stockholders' equity and a statement of changes in financial position of the Company for such fiscal year; (b) an income statement of the Company for such fiscal year; and (c) a balance sheet of the Company as of the end of the fiscal year; the consolidated statements and balance sheet to be audited by an independent certified public accountant selected by the Company and reasonably acceptable to the Purchaser, and certified by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied by the Company except for any inconsistencies explained in such certificate.

                  SECTION 6.02. Access. So long as the Purchaser is not engaged in, and does not hold any interest in, a business competitive with the Company, and so long as the Purchaser maintains ownership of the Stock, the Company will afford to the Purchaser free and full access, at all reasonable times, to all of the books, records and properties of the Company and to all officers and employees of the Company, for any reasonable purpose whatsoever, and, upon reasonable request, will provide Purchaser with operational reports and such other information as the Purchaser may reasonably request, including monthly information on no-hit searches and number of searches per user license; provided, however, that the access and information provided hereunder shall be so provided only for so long as the provision of such access and information will not, in the reasonable judgment of the Company, be determined to be detrimental to the Company's relationship with existing and potential suppliers and customers, or otherwise materially adversely affect the operations of the Company.

                  SECTION 6.03. Preemptive Rights. (a) Except in the case of Excluded Securities, the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, Preferred Stock or any other equity security of the Company, (ii) any debt security of the Company which is convertible into equity, or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell to the Purchaser its Proportionate Percentage (as defined below) of such securities (the "Offered Securities"), at a price and on such other terms as shall have been specified by the Company in writing delivered to the Purchaser (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of 15 days from the date it is delivered by the Company to the Purchaser. Notwithstanding the foregoing, in the event that the Company intends to take any action described above, it shall provide the Purchaser with written notice not later than 45 days prior to the taking of such action of such intent (the "Preliminary Notice"). The Preliminary Notice shall set forth, to the extent then known, the size of the issuance, and the price and other terms upon which the Company intends to issue the securities. The Preliminary Notice shall not constitute an offer to sell any securities to the Purchaser. After the Preliminary Notice is delivered to the Purchaser, but prior to the delivery of the Offer to the Purchaser, the Company will use its best efforts to provide the Purchaser with written notice of any material changes in the size of the issuance, the price and other material terms upon which the Company intends to issue the securities.

                  (b) Notice of the Purchaser's intention to accept, in whole or in part, the Offer made pursuant to Section 6.03(a) shall be evidenced by a writing signed by the Purchaser and delivered to the Company prior to the end of the 15-day period of such Offer, setting forth such portion of the Offered Securities as the Purchaser elects to purchase (the "Notice of Acceptance").

                  (c) In the event that a Notice of Acceptance is not given by the Purchaser in respect of all its Proportionate Percentage of the Offered Securities, the Company shall have 90 days from the expiration of the foregoing 15-day period to sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchaser (the "Refused Securities"), but only in all respects upon terms and conditions no more favorable than those contained in the Offer. Upon the closing, the Purchaser shall purchase from the Company, and the Company shall sell to the Purchaser, the Offered Securities in respect of which a Notice of Acceptance was delivered to the Company by the Purchaser, at the terms specified in the Offer. The purchase by the Purchaser of any Offered Securities is subject in all cases to the terms and conditions set forth in the purchase agreement (if any) with the third party initially proposing the Offer.

                  (d) In each case, any Offered Securities not purchased by the Purchaser or the other person or persons in accordance with Section 6.03(c) may not be sold or otherwise disposed of until they are again offered to the Purchaser under the procedures specified in Sections 6.03(a), (b) and (c).

                  (e) The rights of the Purchaser under this Section 6.03 shall not apply to the following securities ("Excluded Securities"):

                     (i) Common Stock, or options to purchase or rights to subscribe for such Common Stock, or securities by their terms convertible into or exchangeable for such Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, issued to officers, employees or directors of, or consultants to, the Company and in each case approved by the Board of Directors of the Company; provided, however, that the maximum number of shares of Common Stock hereafter issued or issuable to officers, employees or directors of, or consultants to, the Company to which this clause (i) shad apply shall not exceed the sum of (A) up to 800,000 shares pursuant to the Company's qualified incentive stock plan (including any Common Stock issued pursuant to the exercise of any such options) and (B) the greater of five and one-half percent (5 1/2%) of all shares of Common Stock then outstanding or 700,000 shares of Common Stock (the shares described in this clause (B) being issued pursuant to any arrangements other than the incentive stock option plan);

                    (ii) Common Stock issued as a stock dividend or upon any subdivision or combination of shares of Common Stock;

                   (iii) the Reserved Shares;

                    (iv) any Common Stock issued pursuant to the exercise of options, warrants and rights outstanding as of the date hereof and listed on
Schedule 4.03 attached hereto (including any replacements or options, warrants or rights issued in like amount upon the expiration of any such options, warrants or rights);

                    (v) up to 714,286 shares of Common Stock, or securities by their terms convertible into or exchangeable for such Common Stock, issued to ITC pursuant to the provisions of Section 6.04 hereof, or, in the event that such shares are not issued to ITC prior to 120 days from the date hereof, up to 714,286 shares of Common Stock or securities by their terms convertible into or exchangeable for such Common Stock, issued upon terms and conditions no more favorable, in the aggregate, than the terms and conditions of this Agreement; or

                    (vi) up to 357,143 shares of Common Stock, or securities by their terms convertible into or exchangeable for such Common Stock, issued to Polyventures or any venture capital fund or firm of which Herman Fialkov is an officer, director or principal, provided that such issuance is upon terms and conditions no more favorable, in the aggregate, than the terms and conditions of this Agreement.

                  (f) "Proportionate Percentage" shall mean that percentage figure which expresses the ratio which (x) the number of shares of Common Stock then owned by the Purchaser bears to (y) the aggregate number of shares of Common Stock then issued and outstanding (or deemed to be issued and outstanding) to all holders of Common Stock of the Company. For purposes solely of the computation required under clauses (x) and (y) above, the Stock and any other then issued and outstanding securities convertible into or exercisable or exchangeable for shares of Common Stock shall be treated as having been converted into or exercised or exchanged for shares of Common Stock at the rate at which such securities are convertible into or exercisable or exchangeable for shares of Common Stock in effect at the time of delivery by the Company of the Offer as contemplated by Section 6.03(a) hereof.

                  (g) The Company shall not grant licenses, franchises or similar rights ("Rights") with respect to the services or property of the Company in connection with the issuance of securities of the Company, without consideration or for a consideration less than the reasonable value of such Rights, unless such Rights are appraised and the resulting valuation is used in discounting the consideration being offered by the proposed purchaser of such securities or alternatively that the preemptive rights of the Purchaser to purchase such securities include the right to purchase the Rights as well.

                  SECTION 6.04.  Option Regarding Additional Investment.

                  (a) The Company agrees with the Purchaser that ItalCable S.P.A., or any affiliate of ItalCable S.P.A. ("ITC"), shall have the right and option to purchase, upon the terms and subject to the conditions set forth herein (including all rights, duties, representations and warranties set forth herein), 714,286 shares of Series C Preferred Stock (the "ITC Stock") at a price of $1.40 per share at any time prior to 120 days from the date hereof. The consummation of such purchase shall be subject to ITC's agreement to be bound by and comply with all applicable provisions of the Company's Stockholders' Agreement, and to be deemed a Stockholder thereunder.

                  (b) In the event that the Purchaser and ITC reasonably determine (to the reasonable satisfaction of the Company) that it is necessary that the ITC Stock be purchased by ITC from and through the Purchaser, the Purchaser shall have the right to purchase the ITC Stock upon the terms and subject to the conditions set forth in Section 6.04(a) above; provided, however, the Purchaser must transfer the ITC Stock to ITC within sixty (60) days of its purchase of the ITC Stock from the Company. In the event that the Purchaser fails to transfer the ITC Stock to ITC within such 60-day period, the Company shall have the right, but not the obligation, to rescind the purchase of the ITC Stock by the Purchaser at any time after the expiration of such 60-day period, and cancel the ITC Stock.

                  (c) Except with the prior approval of the Company, the ITC Stock may be purchased in whole only. If the ITC Stock is issued to the Purchaser pursuant to the provisions of Section 6.04(b) above, certificate(s) representing the ITC Stock shall bear a legend (in addition to any other legends required hereunder or by law) in form and substance satisfactory to the Company and addressing the matters covered in Section 6.04(b) above. The provisions of this Section 6.04 are for the Purchaser's benefit only, and no other person, including, without limitation, ITC, shall gain any rights hereunder.

                  (d) For purposes of carrying out the provisions of this
Section 6.04, the Company has authorized the issuance of 714,286 shares of Series C Preferred Stock to ITC, subject to the terms and conditions of this Agreement.

                  (e) In addition to the rights granted to the Purchaser pursuant to paragraphs (a) through (c) above, the Purchaser may transfer up to 714,285 shares of the Stock to, but only to, ITC on or before one hundred twenty
(120) days from the date
hereof, subject to the terms and conditions of Section 2(d) of the Corporation's Stockholders' Agreement, which permits such transfer, provided that ITC agrees in writing, in the manner therein described, to be bound by and comply with all applicable provisions of the Company's Stockholders' Agreement and to be deemed a Stockholder thereunder.

                  SECTION 6.05. Purchase of Additional Securities by Purchaser. Except with the prior approval of the majority of the disinterested members of the Board of Directors of the Company, the Purchaser, from and after the date hereof, shall not acquire, purchase, agree to acquire or purchase, (i) any shares of Common Stock, Preferred Stock or any other equity security of the Company, (ii) any debt security of the Company which is convertible into equity, or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company (the aforementioned being hereinafter referred to as an "Acquisition of Securities"), from any person, firm, corporation or other entity; and any purported Acquisition of Securities in violation of the provisions of this
Section 6.05 shall be null and void, and for purposes of the transfer of securities on the Company's books, any such Acquisition of Securities shall not be recognized or recorded; provided, however, that nothing in this Section 6.05 shall be deemed to affect the rights of the Purchaser (i) under the Company's Stockholders' Agreement, (ii) pursuant to the provisions of Section 6.03 hereof, or (iii) pursuant to the provisions of Section 6.04(b) hereof.

                  SECTION 6.06. Termination of Covenant. Notwithstanding anything herein to the contrary, and except with respect to the provisions of
Section 6.04 above, which shall terminate one hundred twenty (120) days from the date hereof, the provisions of Section 6 hereof shall terminate and shall cease to be effective upon the consummation of a public offering of Common Stock registered under the Securities Act; provided, however, that the provisions of Sections 6.01 and 6.02 shall remain effective to the extent that the Company's counsel advises is not in violation of any applicable securities laws.

                  SECTION 7. Transfer of Securities; Registration Rights.

                  SECTION 7.01. Restriction on Transfer. The Restricted Securities (as hereinafter defined), and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall not be transferable except upon the conditions specified in this Section 7.

                  SECTION 7.02. Definitions. As used in this Section 7, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                  "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

                  "Restricted Securities" shall mean the Stock, the Reserved Shares and any shares of capital stock received in respect of any thereof, evidenced by certificates bearing the restrictive legend set forth in Section 7.03.

                  "Restricted Shares" shall mean the shares of Common Stock constituting Restricted Securities.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Transfer" shall include any disposition of any shares of Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

                  SECTION 7.03. Restrictive Legends. Each certificate for the Restricted Securities and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with legends in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACTS OF ANY STATE THEREOF. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE UNITED STATES OR TO A UNITED STATES CITIZEN IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO TELEBASE SYSTEMS, INC. AND IN ACCEPTABLE FORM AND SUBSTANCE THAT AN EXEMPTION THEREFROM IS AVAILABLE UNDER SAID ACTS. THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND

                  THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO (A) THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED JULY 30, 1988 AMONG TELEBASE SYSTEMS, INC. AND OTHER SIGNATORIES THERETO (AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS IN ACCORD THEREWITH) AND (B) THE CONDITIONS SPECIFIED IN SECTION 7 OF THE STOCK PURCHASE AGREEMENT DATED AS OF AUGUST __, 1988, BETWEEN TELEBASE SYSTEMS, INC. AND OTC INTERNATIONAL LIMITED (AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED). COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF TELEBASE SYSTEMS, INC."

Each certificate representing shares of Series A and Series B Preferred Stock is or shall be imprinted with a substantially similar legend.

                  SECTION 7.04. Notice of Transfer. The holder of any Restricted Securities, by acceptance thereof, agrees, prior to any transfer of any Restricted Securities, to give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section 7.04. Each such notice shall describe the manner and circumstances of the proposed transfer and, except in the case of a transfer of Restricted Securities to ITC pursuant to the provisions of Section 6.04(e) hereof, shall be accompanied by (a) the written opinion, addressed to the Company, of counsel reasonably acceptable to the Company for the holder of Restricted Securities, as to whether in the opinion of such counsel such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act and state securities acts and, if not, a description of the exemptions available, and (b) in the case of Restricted Shares, if in the opinion of such counsel such registration is required, a written request addressed to the Company by the holder of Restricted Securities, describing in detail the proposed method of disposition and requesting the Company to effect the registration of such Restricted Shares pursuant to the terms and provisions of Sections 7.05, 7.06 or 7.07 hereof, as the case may be. If in the opinion of such counsel the proposed transfer of Restricted Securities may be effected without registration under the Securities Act and state securities acts, the holder of Restricted Securities shall thereupon be entitled to transfer Restricted Securities in accordance with the terms of the notice delivered by it to the Company. Each certificate or other instrument evidencing the securities issued upon the transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shad bear the legends set forth in
Section 7.03 unless (a) in the opinion of such counsel registration of future transfer is not required by the applicable provisions of the Securities Act and state securities acts or (b) the Company shall have waived the requirement of such legends. Except as provided above, the holder of Restricted Securities shall not transfer such Restricted Securities until such opinion of counsel has been given to the Company (unless waived by the Company) or until registration of the Restricted Shares involved in the above-mentioned request has become effective under the Securities Act.

                  SECTION 7.05. Incidental Registration. If the Company proposes for any reason to register any of its securities under the Securities Act (other than pursuant to a registration statement on Forms S-8 or S-4 or similar or successor forms), it shall each such time promptly give written notice to all holders of outstanding Restricted Securities of its intention to do so, and, upon the written request, given within 30 days after receipt of any such notice, of the holder of any such Restricted Securities to register any Restricted Shares (which request shad specify the Restricted Shares intended to be sold or disposed of by such holders), the Company shall use its best efforts to cause all such Restricted Shares to be included in such registration under the Securities Act, all to the extent requisite to permit the sale or other disposition (in accordance with the Company's intended methods thereof, as aforesaid) by the prospective seller or sellers of the Restricted Shares so registered. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, if the managing underwriter determines and advises in writing that the inclusion of all Restricted Shares proposed to be included in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by persons other than the holders of Restricted Securities (the "Other Shares") would interfere with the successful marketing of such securities, then (i) the number of Restricted Shares and Other Shares shall be reduced, pro rata among the holders of Other Shares and the holders of Restricted Shares (based upon the number of shares of Common Stock requested by the holders thereof to be registered in such underwritten public offering), and
(ii) in each case those shares of Common Stock which are excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering.

                  SECTION 7.06. Registrations on Form S-2 or S-3. At such time as the Company shall have qualified for the use of Form S-2 or S-3 (or any similar form or forms promulgated by the Commission), the holders of Restricted Securities shall have the right to request an unlimited number of registrations on Form S-2 or S-3 (which request or requests shall be in writing, shall specify the Restricted Shares intended to be sold or disposed of by the holders thereof, shall state the intended method of disposition of such Restricted Shares by the holder(s) requesting such registration and shall relate to Restricted Shares having a proposed aggregate gross offering price (before deduction of underwriting discounts and expenses of sale) of at least $500,000), and the Company shall be obligated to effect such registration or registrations on Form S-2 or S-3 (as the case may be); provided, however, that the Company shall in no event be obligated to cause the effectiveness of more than one such registration statement in any calendar year. The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 7.06 unless requested to do so by the holders of Restricted Securities who hold at least 51% of the stock as to which registration has been requested. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or to acquire another company) to become effective less than 90 days after the effective date of any registration requested pursuant to Section 7.06.

                  SECTION 7.07. Demand Registration. At any time after one year from the effective date of the Company's registration statement covering its initial public offering, but prior to the time that the Company shall have qualified for the use of Form S-2 or S-3 (or any similar form of forms promulgated by the Commission) the holders of shares of Common Stock into which Preferred Stock shall have been converted shall have the right to request the Company to file one registration statement on any form which the Company is then entitled to use. Such request shall be in writing, shall specify the shares of Common Stock (into which the Preferred Stock shall have been converted) intended to be sold or disposed of by the holders thereof, shall state the intended method of disposition by the holder(s) requesting such registration and shall relate to Common Stock having a proposed aggregate gross offering price (before deduction of underwriting discounts and expenses of sale) of at least $500,000, and the Company shall be obligated to effect such registration, subject in any event to all applicable securities laws and all requirements of the Company's investment banker.

                  SECTION 7.08.  Designation of Underwriter.

                  (a) In the case of any registration effected pursuant to
Section 7.06 or 7.07, a majority in interest of the requesting holders of Restricted Securities or Common Stock (in the case of a registration effected pursuant to Section 7.07) shall have the right to designate the managing underwriter (if any) in any such underwritten offering, subject in any event to the proviso set forth in Section 7.11 hereof.

                  (b) In the ease of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.

                  SECTION 7.09. Granting of Registration Rights. The Company shall not grant any rights to any persons to register any shares of capital stock or other securities of the Company if such rights would be superior to the rights of the holders of Restricted Securities granted pursuant to this Agreement, unless the Purchaser is given the same or comparable rights.

                  SECTION 7.10. Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Section 7 to effect the registration of any Restricted Shares, the Company shall, as expeditiously as practicable:

                  (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current for at least nine months and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Restricted Shares covered by such registration statement;

                  (c) furnish to each selling shareholder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;

                  (d) use its best efforts to register or qualify the Restricted Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each such seller shall reasonably request (provided, however, the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then qualified) and do any and all other acts or things which may be necessary or advisable to enable such seller to consummate the public sale or other disposition in such jurisdictions of such securities; and

                  (e) notify each seller of Restricted Shares covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act within the appropriate period mentioned in clause (b) of this Section 7.10, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (f) furnish, upon request, to each requesting seller a signed counterpart, addressed to the requesting seller or sellers, of (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the "comfort" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

                  SECTION 7.11. Expenses. All expenses incurred by the Company in complying with Section 7.10 shall be paid by the Company, including, without limitation, all registration and filing fees, printing expenses, blue sky filing fees, fees and disbursements of counsel for the Company and expenses of any required audits; provided, however, that (a) the Company shall not be obligated for payment of the fees and disbursements of counsel for the holders of Restricted Securities in connection with registration under Section 7.05, 7.06 or 7.07 hereof and (b) all underwriting discounts and selling commissions and other similar fees and costs applicable to the Restricted Shares covered by registrations effected pursuant to Sections 7.05, 7.06 and 7.07 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Restricted Shares sold by such seller or sellers.

                  SECTION 7.12. Indemnification. (a) In the event of any registration of any Restricted Shares under the Securities Act pursuant to this
Section 7 or registration or qualification of any Restricted Shares pursuant to
Section 7.10(d), the Company shall indemnify and hold harmless the seller of such shares, or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document prepared and/or furnished by the Company incident to the registration or qualification of any Restricted Shares pursuant to Section 7.10(d), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, underwriter or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement or any document incident to the registration or qualification of any Restricted Shares pursuant to Section 7.10(d) in reliance upon and in conformity with written information furnished to the Company by such seller or such seller's agent or representative specifically for use in the preparation thereof.

                  (b) Before Restricted Shares held by any prospective seller shall be included in any registration pursuant to Section 7, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 7.12 or, if different, in the manner and to the extent as is in accordance with standard industry practice at the time of the proposed sale) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller or such seller's agent or representative specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement.

                  (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 7.12, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7.12, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 7.12.

                  (d) The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 7.

                  (e) The indemnifying party shall not make any settlement of any claims indemnified against hereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

                  SECTION 8. Expenses. Each party will be responsible for expenses incurred by it in connection with the negotiation of this Agreement and consummation of the transactions contemplated hereby. The Company agrees that it will pay, and will save the Purchaser harmless from, any and all liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery of this Agreement or any modification, amendment or alteration of the terms or provisions of this Agreement, and that it will similarly pay and hold the Purchaser harmless from all issue taxes, if any, in respect of the issuance of the Stock and the Reserved Shares to the Purchaser.

                  SECTION 9. Exchanges; Lost, Stolen or Mutilated Certificates. Upon surrender by the Purchaser to the Company of certificates for securities purchased or acquired by the Purchaser hereunder, the Company at its expense will issue in exchange therefor, and deliver to the Purchaser, a new certificate or certificates representing such securities, in such denomination or denominations as may be requested by the Purchaser. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any securities purchased or acquired by the Purchaser hereunder, and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Company at its expense will issue and deliver to the Purchaser a new certificate for such securities of like tenor, in lieu of such lost, stolen or mutilated certificate.

                  SECTION 10. Survival of Representations, Warranties and Agreements; Etc. All representations and warranties made by the Company and the Purchaser hereunder shall survive the Closing for a period of 3 years following the Closing (except for the representations and warranties set forth in Sections 4.03, 4.04, 4.09, 4.10, 4.15 and 4.16 hereof which shall survive indefinitely and except for the representations and warranties set forth in Section 4.19 hereof, which shall survive until the expiration of the applicable statute of limitations under Pennsylvania or Federal law) and all covenants and agreements made by the Company hereunder shall survive in accordance with their terms

(or, if not specified by such terms, indefinitely). All statements contained in any certificate or other instrument delivered by the Company pursuant to this Agreement shall constitute representations and warranties by the Company under this Agreement.

                  SECTION 11. Indemnification. Each party shall, with respect to the representations, warranties and agreements made by such party herein, indemnify, defend and hold the other harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties or agreements of such party; provided, however, that the Company shall not be liable for any liability, loss or damage with respect to representations and warranties of the Company (other than as set forth in Section 4.04 or 4.05 hereof) unless and until the aggregate of the liability, loss or damage suffered equals or exceeds $50,000 at which time the Company shall be liable hereunder for all such liabilities, losses or damages; and, provided further, the Company shall, in any event, have no liability to the Purchaser hereunder for consequential, exemplary or incidental damages.

                  SECTION 12. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Company, the Purchaser may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement, provided that the foregoing shall not change the time period during which a claim for indemnification pursuant to Section 10 or 11 hereof shall be made.

                  SECTION 13.  Miscellaneous.

                  SECTION 13.01. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                  (i)   If to the Company, to:

                             Telebase Systems, Inc.
                             763 West Lancaster Avenue
                             Bryn Mawr, PA 19016
                             Attention: James E. Coane, President
                        with a copy to:

                             Dilworth, Paxson, Kalish & Kauffman
                             2600 The Fidelity Building
                             Philadelphia, PA 19109-1094
                             Attention:  Stephen J. Harmelin, Esq.

                  (ii)  If to the Purchaser, to:

                             OTC International Limited
                             231 Elizabeth Street
                             Sydney N.S.W.
                             Australia
                             Attention:  Leonard Peter Shore, Executive Director

                        with a copy to:

                             Nixon, Hargrave, Devans and Doyle
                             One Thomas Circle, N.W.
                             Suite 800
                             Washington, D.C. 20005
                             Attention:  Joseph H. Reynolds, Esq.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery if personally delivered, on the business day after the date when sent if sent by air courier, and on the earlier of receipt by the sender of an official postal acknowledgement therefor or of telephonic confirmation of receipt by the addressee, if sent by mail, in each case addressed to such party as provided in this Section 13.01 or in accordance with the latest unrevoked direction from such party.

                  SECTION 13.02. No Waivers. No failure or delay of the Purchaser in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Purchaser hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  SECTION 13.03. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without reference to principles of choice of laws.

                  SECTION 13.04. Changes, Waivers, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                  SECTION 13.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Purchaser and each of their respective successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder without the written consent of the Purchaser. The Purchaser shall have the right to assign its rights and obligations hereunder only (i) to the Parent, or to a subsidiary or affiliate which is controlled by the Purchaser or the Parent or (ii) as provided for by
Section 6.04 hereof, to ITC.

                  SECTION 13.06. Severability. In case any one or more of the provisions contained in this Agreement or the Stock should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 13.07. Section Headings. The section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

                  SECTION 13.08. Jurisdiction. The parties hereto agree that any suit, action or proceeding instituted against one or more of them with respect to this Agreement (including any Exhibits or Schedules attached hereto) may be brought in any Federal or state court located in the Eastern District of the Commonwealth of Pennsylvania. The parties hereto, by the execution and delivery of this Agreement, irrevocably waive any obligation or any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts, or from the execution of judgments resulting therefrom, and the parties hereto hereby irrevocably accept and submit to the jurisdiction of the aforesaid courts in any suit, action or proceeding and consent to service of process by certified mail at the address set forth in Section 13.01 hereof.

                  SECTION 13.09. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the day and year first above written.

[SEAL]                                TELEBASE SYSTEMS, INC.

Attest:_____________________________  By:___________________________________
       James E. Shea, Secretary          James E. Coane, President

                                      OTC INTERNATIONAL LIMITED


                                      By:___________________________________
                                         Leonard Peter Shore, Executive Director